Exhibit 5.1

WOODBURN AND WEDGE
Attorneys and Counselors At Law
Sierra Plaza
6100 Neil Road, Suite 500
Reno, Nevada 89511-1149
Telephone (775) 688-3000
Facsimile (775) 688-3088

Gregg P. Barnard

E-MAIL: gbarnard@woodburnandwedge.com

DIRECT DIAL: (775) 688-3025

July 14, 2015

Eco-Stim Energy Solutions, Inc.

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 770473

Ladies and Gentlemen:

We have acted as special Nevada counsel to Eco-Stim Energy Solutions, Inc., a Nevada corporation (the “Company”), in connection with the Company’s issuance and sale of 5,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) as described in that certain Prospectus dated July 10, 2015 (the “Prospectus”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) in connection with the Company’s Registration Statement on Form S-1, File No. 333-204591 (as amended to the date hereof, the “Registration Statement”). The Prospectus relates to the issuance and sale by the Company of 5,500,000 shares of Common Stock (the “Firm Shares”) pursuant to the Underwriting Agreement, dated July 9, 2015, as described in the Prospectus (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, the Company also granted the Underwriter a 30-day option to purchase up to an additional 815,789 shares of Common Stock (the “Option Shares” and together with the Firm Shares, the “Shares”).

In connection with rendering this opinion, we have examined or are familiar with the Amended and Restated Articles of Incorporation of the Company, as amended to the date hereof , the Amended and Restated Bylaws of the Company, as amended to the date hereof, the corporate proceedings with respect to the authorization of the Registration Statement, Prospectus, Underwriting Agreement and Shares, and such other certificates, instruments and documents as we have considered necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the Registration Statement, Prospectus, Underwriting Agreement and the aforesaid records, certificates and documents.

Eco-Stim Energy Solutions, Inc.

July 14, 2015

Subject to the foregoing and the additional qualifications, limitations and additional assumptions set forth below, we are of the opinion that:

1. The Company is a corporation organized and legally existing under the laws of the State of Nevada and is in good standing under said laws.

2. The Shares have been duly authorized and, when issued in accordance with the provisions of the Registration Statement, Prospectus and Underwriting Agreement will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any federal or state securities laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any other jurisdiction, other than the laws of the State of Nevada as presently in effect.

We hereby consent:

1. To being named in the Registration Statement and Prospectus and in any amendments thereto as counsel for the Company;

2. To the statements with reference to our firm made in the Registration Statement of the Company and the Prospectus; and

3. To the filing of this opinion as an exhibit to a Current Report of the Company on Form 8-K.

In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

WOODBURN and WEDGE

By:	/s/ Gregg P. Barnard
Gregg P. Barnard